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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-216346) and related Prospectus of LifePoint Health, Inc. for the registration of $500,000,000 aggregate principal amount of 5.375% Senior Notes due 2024 and to the incorporation by reference therein of our reports dated February 17, 2017, with respect to the consolidated financial statements of LifePoint Health, Inc. and the effectiveness of internal control over financial reporting of LifePoint Health, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Nashville, Tennessee
May 2, 2017

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM